QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

                        Shares

BONANZA CREEK ENERGY, INC.

COMMON STOCK ($0.001 PAR VALUE)

UNDERWRITING AGREEMENT

                        , 2011

                        , 2011

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
    As Representatives of the several Underwriters
    named in Schedule II hereto
c/o Morgan Stanley & Co. LLC
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

        Bonanza Creek Energy, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain stockholders of the Company (collectively, the "Selling Stockholders" and each a "Selling Stockholder") named in Schedule I-A and Schedule I-B and hereto severally propose to sell to the several Underwriters, an aggregate of                        shares of the common stock, par value $0.001 per share, of the Company (the "Firm Shares"), of which                        shares are to be issued and sold by the Company and                        shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

        The Selling Stockholders also propose to sell to the several Underwriters not more than an additional                        shares of the Company's common stock, par value $0.001 per share, (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, "Time of Sale Prospectus" means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.
Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters that:

(a)
The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

  (b)
  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, when it became effective, complied and the Prospectus, when it is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date, and any Option Closing Date (as defined in Section 3), will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of its date and as of the Closing Date, and any Option Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

  (c)
  The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

  (d)
  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (e)
  Each subsidiary of the Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued ownership interests of each subsidiary of the Company have been duly and validly authorized and issued in accordance with the limited liability agreement applicable to each such subsidiary, are fully paid (to the extent required by such limited liability company agreements), are non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act or Section 17254 of the California Beverly-Killea Limited Liability Company Act, as applicable), are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims granted under the Credit Agreement, dated as of March 29, 2011, among the Company, BNP Paribas, as Administrative Agent, and the other lenders party thereto, as amended by Amendment No. 1, dated as of April 29, 2011 and Amendment No. 2 & Agreement, dated as of September 15, 2011 (the "Credit Facility").

  (f)
  This Agreement has been duly authorized, executed and delivered by the Company.

  (g)
  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

  (h)
  The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

  (i)
  The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

  (j)
  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention described in clauses (i) and (iii) that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) registration of the Shares under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), or any necessary qualification under securities or Blue Sky laws of the various states or by the rules and regulations of the Financial Industry Regulatory Authority, Inc. ("FINRA") in connection with the offer and sale of the Shares and (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (k)
  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus; including, except as described in the Time of

    Sale Prospectus or the Prospectus, any loss or interference with its business from fire, explosion, flood, or any other calamity or from any labor dispute or government action, order, decree, or agency decision.

  (l)
  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

  (m)
  Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

  (n)
  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

  (o)
  Cawley, Gillespie & Associates, Inc., a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company and its predecessors as of December 31, 2009 and December 31, 2010 respectively was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its predecessors. MHA Petroleum Consultants LLC, which prepared a reserve report on estimated proved oil and natural gas reserves held by the Company and its predecessors as of December 31, 2008, was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its predecessors.

  (p)
  The information contained in the registration statement regarding estimated proved reserves is based upon the reserve reports prepared by Cawley, Gillespie & Associates, Inc. and MHA Petroleum Consultants LLC. The information provided to Cawley, Gillespie & Associates, Inc. and MHA Petroleum Consultants LLC by the Company, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to Cawley, Gillespie & Associates, Inc. and MHA Petroleum Consultants LLC in accordance with all customary industry practices.

  (q)
  The reserve reports prepared by Cawley, Gillespie & Associates, Inc. and MHA Petroleum Consultants LLC setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company, its subsidiaries and its predecessors in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, Time of Sale Prospectus or the Prospectus, and reserve reports; and estimates of such reserves and present values as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

  (r)
  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or its subsidiaries anticipates any material capital expenditures for fiscal years 2012 and 2013 required by Environmental Laws.

  (s)
  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (t)
  Except for the Registration Rights Agreement, dated as of December 23, 2010, among the Company, Project Black Bear LP, Her Majesty the Queen in Right of Alberta and other parties thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

  (u)
  Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company's knowledge, any employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

  (v)
  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company's knowledge, threatened.

  (w)
  (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company's knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is:

    (A)
    the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"), nor

    (B)
    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

    (ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

      (A)
      to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

      (B)
      in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

    (iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

  (x)
  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the

    Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

  (y)
  The Company and its subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company's estimates of its net proved reserves contained in the Registration Statement and the Time of Sale Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement and Time of Sale Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (y) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (z) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the Registration Statement and Time of Sale Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

  (z)
  With respect to interests in oil and gas leases obtained by or on behalf of the Company or its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company or its subsidiaries have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located.

  (aa)
  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to so own or possess would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (bb)
  No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent except for any such dispute that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

  (cc)
  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

  (dd)
  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner contemplated by the Registration Statement and Time of Sale Prospectus, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company does not reasonably expect any future inability to acquire such permits as are necessary to conduct its business in the manner contemplated by the Registration Statement and Time of Sale Prospectus.

  (ee)
  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

  (ff)
  The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" in the Time of Sale Prospectus and Registration Statement accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

  (gg)
  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

  (hh)
  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries and that could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.
Representations and Warranties of the Selling Stockholders.    Each Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)
This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)
The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Computershare Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, formation or limited partnership or by-laws, partnership agreement or other governing documents of such Selling Stockholder (if such Selling Stockholder is an entity), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for any contravention described in clauses (i) and (iii) that would not, individually or in the aggregate, have a material adverse effect on such Seller Stockholder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except (A) as have been obtained and made under the Securities Act, (B) as may be required by the Exchange Act and the securities or Blue Sky laws of the various states and any other relevant jurisdiction and (C) those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform the transactions contemplated herein, including the sale of shares by such Selling Stockholder.

(c)
(i) Such Selling Stockholder is the legal owner of the Class A shares of the Company that will be converted to a corresponding number of Common Shares of the Company

    (the "Stockholder Common Shares") and sold by such Selling Stockholder (the "Stockholder Class A Shares") and holds (1) certain of such shares on its behalf as a beneficial owner and (2) the balance of such shares as trustee/nominee for certain Alberta pension clients, and (ii) on each Closing Date, such Selling Stockholder will be the legal owner of the Stockholder Common Shares and will hold (1) certain of such shares on its behalf as a beneficial owner and (2) the balance of such shares as trustee/nominee for certain Alberta pension clients, in each case free and clear of all security interests, adverse claims, liens, equities or other encumbrances and has, and will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Stockholder Class A Shares and Stockholder Common Shares to the Custodian for the purpose of conversion and sale, respectively.

  (d)
  The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditor's rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  (e)
  Upon the conversion of the Stockholder Class A Shares to the Stockholder Common Shares, payment for the Stockholder Common Shares, delivery of such Stockholder Common Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Stockholder Common Shares in the name of Cede or such other nominee and the crediting of such Stockholder Common Shares on the books of DTC to securities accounts of the Underwriters, the Underwriters will acquire a security entitlement in respect of a number of Common Shares of the Company equal to the number of such Stockholder Common Shares, and, assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to a financial asset to which such security entitlement relates, no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stockholder Common Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

  (f)
  Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries that is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

  (g)
  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain as of its date and, as amended or supplemented, if applicable, will not contain as of the Closing Date any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are limited to the information regarding the Selling Stockholder (including the related footnotes) set forth under "Prospectus Summary," "Management" and "Principal and Selling Stockholders" in the Time of Sale Prospectus and the Prospectus (the "Selling Stockholder Information").

  (h)
  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock being sold pursuant to this Agreement.

3.
Agreements to Sell and Purchase.    Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $                        a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                        Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

  Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

  The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of (i) up to 3,400 shares of Class B common stock, par value $0.001 per share, to certain employees of the Company, (ii) shares of Common Stock to non-executive directors of the Company pursuant to the Bonanza Creek Energy, Inc. 2011 Long Term Incentive Plan in the form filed as exhibit 10.10 to the Registration Statement (the "Long Term Incentive Plan") provided that such shares of Common Stock do not vest earlier than the 180th day after the date of the Prospectus and (iii) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by a Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Stockholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company or (g) the filing of one or more registration statements on Form S-8 to register Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Long Term Incentive Plan. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Stockholder consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley & Co. LLC of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

  The Underwriters agree that, upon the termination, amendment or waiver (other than pursuant to this sentence) by Morgan Stanley & Co. LLC of any of the Underwriters' rights under (i) Section 3 of this Underwriting Agreement relating to any Selling Stockholder or (ii) agreements containing lock-up provisions substantially similar to the lock-up provisions contained in this

  Section 3 that have been executed by persons affiliated with D.E. Shaw Synoptic Portfolios 5, L.L.C. (collectively, the "Other Lock-Up Agreements"), the provisions of this Section 3 as they relate to the Selling Stockholders shall automatically be terminated or amended, or the rights hereunder automatically waived, as the case may be, in the same proportion as such Other Lock-Up Agreements. Morgan Stanley & Co. LLC shall notify the undersigned promptly of any termination, amendment or waiver of any provision of any of the Other Lock-Up Agreements to which the first sentence of this paragraph applies.

  If Morgan Stanley & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4.
Terms of Public Offering.    The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $                        a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $                        a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $                        a share, to any Underwriter or to certain other dealers.

5.
Payment and Delivery.    Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer of immediately available funds in New York City to the account or accounts designated by the Sellers against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                        , 2011, or at such other time on the same or such other date, not later than                        , 2011, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

  Payment for any Additional Shares shall be made to each Selling Stockholder by wire transfer of immediately available funds in New York City to the account or accounts designated by the Selling Stockholders against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than                        , 2011, as shall be designated in writing by you.

  The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.
Conditions to the Underwriters' Obligations.    The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than            :00][a][p].m. (New York City time) on the date hereof.

  The several obligations of the Underwriters are subject to the following further conditions:

  (a)
  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

  (i)
  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined in Section 3(a)(62) of the Exchange Act; and

  (ii)
  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

  (b)
  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

  (c)
  The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

  (i)
  the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex A to such opinion;

  (ii)
  each subsidiary of the Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex A to such opinion;

  (iii)
  the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

  (iv)
  the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

  (v)
  all of the issued ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims granted under the Credit Facility;

    (vi)
    the Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

    (vii)
    this Agreement has been duly authorized, executed and delivered by the Company;

    (viii)
    the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of the Delaware General Corporation Law or the applicable laws of the State of New York and the State of Texas or federal law or any other provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries filed as an exhibit to the Registration Statement, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention described in clauses (i) and (iii) that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement except (i) registration of the Shares under the Securities Act or the Exchange Act that has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), or any necessary qualification under securities or blue sky laws of the various states or by the rules and regulations of the FINRA in connection with the offer and sale of the Shares and (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

    (ix)
    the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility," "Business—Regulation of the Oil and Natural Gas Industry," "Business—Environmental, Health and Safety Regulation," "Business—Legal Proceedings," "Executive Compensation and Other Information," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," "Shares Eligible For Future Sale" and "Material U.S. Federal Income Tax Considerations to Non-U.S. Holders," (B) the Prospectus under the caption "Underwriters" and (C) the Registration Statement in Items 14 and 15, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly summarize in all material respects such matters, documents or proceedings;

    (x)
    such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

    (xi)
    the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

    (xii)
    in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and

    (xiii)
    such counsel has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters and the Selling Stockholders at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus (except as expressly provided in paragraph (ix) above), based upon the participation described above (relying as to factual matters in respect to the determination by us of materiality to the extent we deem reasonable upon statements of fact made to us by representatives of the Company), nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (d)
  The Underwriters shall have received on the Closing Date an opinion of Gowling Lafleur Henderson LLP, Canadian counsel for the Selling Stockholder named in Schedule I-A hereto (the "Canadian Selling Stockholder"), dated the Closing Date, to the effect that:

  (i)
  this Agreement has been duly authorized, executed and delivered by or on behalf of such Canadian Selling Stockholder;

  (ii)
  the execution and delivery by such Canadian Selling Stockholder of, and the performance by such Canadian Selling Stockholder of its obligations under, this Agreement and the

      Custody Agreement and Power of Attorney of such Canadian Selling Stockholder will not contravene (i) any provision of the laws of the Province of Alberta including the Securities Act (Alberta), or the federal laws of Canada, (ii) the certificate of incorporation or by-laws of such Canadian Selling Stockholder (if such Canadian Selling Stockholder is a corporation) or similar formation documents (if such Canadian Selling Stockholder is not a corporation), (iii) to the best of such counsel's knowledge, any agreement or other instrument binding upon such Canadian Selling Stockholder [or (iv) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Canadian Selling Stockholder](1). No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Canadian Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Canadian Selling Stockholder, except such as may be required by the United States federal securities or Blue Sky laws of the various states of the United States in connection with offer and sale of the Shares;

    (iii)
    such Canadian Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Canadian Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Canadian Selling Stockholder or a security entitlement in respect of such Shares;

    (iv)
    the Custody Agreement and the Power of Attorney of each such Canadian Selling Stockholder have been duly authorized, executed and delivered by such Canadian Selling Stockholder;

  (e)
  The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for certain Selling Stockholders named in Schedule I-B hereto (the "US Selling Stockholders"), dated the Closing Date, to the effect that:

  (i)
  this Agreement has been duly authorized, executed and delivered by or on behalf of such US Selling Stockholders;

  (ii)
  the execution and delivery by each such US Selling Stockholder of, and the performance by such US Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such US Selling Stockholder will not contravene (i) any provision of the Delaware General Corporation Law or the applicable laws of the State of New York and the State of Texas or federal law, any provision of applicable law, (ii) the certificate of incorporation or by-laws of such US Selling Stockholder (if such US Selling Stockholder is a corporation) or similar formation documents (if such US Selling Stockholder is not a corporation), (iii) to the best of such counsel's knowledge, any agreement or other instrument binding upon such US Selling Stockholder or, (iv) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such US Selling Stockholder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such US Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such US Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(1)
If applicable.

    (iii)
    each such US Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such US Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such US Selling Stockholder or a security entitlement in respect of such Shares;

    (iv)
    the Custody Agreement and the Power of Attorney of each such US Selling Stockholder have been duly authorized, executed and delivered by such US Selling Stockholder and the Custody Agreement and the Power of Attorney of each Selling Stockholder are valid and binding agreements of such Selling Stockholder, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditor's rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (v)
    upon payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

    (vi)
    in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

    (vii)
    such counsel has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters and the Selling Stockholders at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus, based upon the participation described above (relying as to factual matters in respect to the determination by us of materiality to the extent we deem reasonable upon statements of fact made to us by representatives of the Company), nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and the estimated oil and natural gas reserve evaluations and related calculations and other financial and reserve data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (f)
  The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi), 6(c)(vii), 6(c)(ix) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xii) above.

    With respect to Section 6(c)(xiii) and Section 6(e)(vii) above, Mayer Brown LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Mayer Brown LLP may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments and, with respect to legal matters in jurisdictions in which Mayer Brown LLP does not have an office (other than with respect to the General Corporation Law of the State of Delaware), on opinions of local counsel to the Selling Stockholders; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Mayer Brown LLP shall state in their opinion that they are justified in relying on each such other opinion.

    The opinions of Mayer Brown LLP described in Section 6(c) above (and any opinions of counsel for any Selling Stockholder referred to in Section 6(d) or Section 6(e)) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

  (g)
  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Hein & Associates LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

  (h)
  At the time of execution of this Agreement, you shall have received from Cawley, Gillespie & Associates an initial letter (the "initial CGA expert letter"), in form and substance satisfactory to you, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial CGA expert letter to the Closing Date, stating the conclusions and findings of such firm with respect to matters pertaining to the Company's use of the firm's reports on proved reserves of the Company as of December 31, 2009 and December 31, 2010 as is customary to underwriters in connection with registered public offerings.

  (i)
  At the time of execution of this Agreement, you shall have received from MHA Petroleum Consultants LLC, an initial letter (the "initial MHA expert letter"), in form and substance satisfactory to you, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial MHA expert letter to the Closing Date, stating the conclusions and findings of such firm with respect to matters pertaining to the Company's use of the firm's reports on proved reserves of the Company as of December 31, 2008 as is customary to underwriters in connection with registered public offerings.

  (j)
  The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

  (k)
  The Company shall have filed its second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, and such second amended and restated certificate of incorporation shall be in the form described in the Time of Sale Prospectus.

  (l)
  The Shares have been duly approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

  (m)
  Each Seller shall have delivered to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service ("IRS") Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, including but not limited to, the items set forth in Section 6(b) through Section 6(i) herein.

7.
Covenants of the Company.    The Company covenants with each Underwriter as follows:

(a)
To furnish to you, without charge, eleven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

  (b)
  Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

  (c)
  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

  (d)
  Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

  (e)
  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

  (f)
  If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

  (g)
  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in connection therewith, the Company will not be required to file a general consent to services of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is otherwise so subject.

  (h)
  To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.
Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (d) all filing fees and the reasonable fees and disbursements of one firm of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (e) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent of the cost of any aircraft chartered in connection with the road show, (i) the document production charges and expenses associated with printing this Agreement, and (j) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay (i) fifty percent of the cost of any aircraft chartered in connection with the road show and (ii) all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

  The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9.
Covenants of the Underwriters.    Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.
Indemnity and Contribution.
(a)
The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any "road show" as defined in Rule 433(h) under the Securities Act (a "road show"), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)
Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information of such Selling Stockholder provided by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of the Shares by such Selling Stockholder under this Agreement.

  (c)
  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

  (d)
  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be in the reasonable judgement of counsel inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

  (e)
  To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of the Shares by such Selling Stockholder under this Agreement.

  (f)
  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  (g)
  The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.
Termination.    The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.
Effectiveness; Defaulting Underwriters.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

  If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (which, for purposes of this Section 12, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 11), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.
Entire Agreement.

(a)
This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)
The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.
Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile or other electronic means shall be deemed as original signatures.

15.
Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.
Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.
Notices.    All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at in care of (a) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (b) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD; if to the Company shall be delivered, mailed or sent to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1500, Denver, Colorado 80202, and if to the Selling Stockholders shall be delivered, mailed or sent to Project Black Bear LP, 2 Bloor Street East, Suite 810, Toronto, Ontario M4W 1A8 Canada and Her Majesty the Queen in Right of Alberta, c/o AIMCo, 1100-10830 Jasper Avenue, Edmonton, Alberta T5J 2B3.

Very truly yours,
BONANZA CREEK ENERGY, INC.
By:	Name: Title:

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I-A and Schedule I-B hereto, acting severally
By:	Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto
By:	Morgan Stanley & Co. LLC
By:	Name: Title:
By:	Credit Suisse Securities (USA) LLC
By:	Name: Title:

[Signature Page to Underwriting Agreement]

 SCHEDULE I-A

Selling Stockholder	Number of Firm Shares To Be Sold
HER MAJESTY THE QUEEN IN RIGHT OF ALBERTA

Total

I-A-1

 SCHEDULE I-B

Selling Stockholder	Number of Firm Shares To Be Sold
PROJECT BLACK BEAR LP

Total

I-A-2

 SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp.
Howard Weil Incorporated
KeyBanc Capital Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated
BNP Paribas Securities Corp.
SG Americas Securities, LLC

Total

II-1

 SCHEDULE III

Time of Sale Prospectus

1.
Preliminary Prospectus issued [date], 2011

2.
[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.
[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.
[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

 EXHIBIT A

FORM OF LOCK-UP LETTER

                                                                                        , 2011

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC

  As Representatives of the several Underwriters
  named in Schedule II to the Underwriting Agreement

c/o Morgan Stanley & Co. LLC

  1585 Broadway
  New York, NY 10036

Ladies and Gentlemen:

        The undersigned understands that Morgan Stanley & Co. LLC ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Bonanza Creek Energy, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of shares (the "Shares") of the common stock, par value $0.001 per share, of the Company (the "Common Stock").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any shares of Common Stock to be sold by the undersigned in the Public Offering, [(b) the distribution of 197,867 shares of the Company's Class A common stock, par value $0.001 per share, to certain employees of the Company,](2) (c) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided

(2)
To be included only in the agreement to be executed by Bonanza Creek Employee Holdings, LLC.

  that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

        If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

        If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

        If:

        (1)    during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

        (2)    prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period or provides notification to Morgan Stanley of any earnings release, or material news or a material event that may give rise to an extension of the initial 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

        It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares of Common Stock to be included in the Public Offering, the undersigned will be released from all obligations under this letter.

        [The obligations of the undersigned pursuant to this Lock-Up Letter are expressly conditioned upon the agreement of Morgan Stanley that, upon the termination, amendment or waiver (other than pursuant to this sentence) by Morgan Stanley of any of the Underwriters' rights under Section 3 of this

Underwriting Agreement relating to any Selling Stockholder (as defined in the Underwriting Agreement) (the "Other Lock-Up Agreements"), this Lock-Up Agreement shall automatically be terminated or amended, or the rights hereunder automatically waived, as the case may be, in the same proportion as such Other Lock-Up Agreements. Morgan Stanley shall notify the undersigned promptly of any termination, amendment or waiver of any provision of any of the Other Lock-Up Agreements to which the first sentence of this paragraph applies.](3)

        The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

(3)
To be included only in the agreement executed by D.E. Shaw Synoptic Portfolios 5, L.L.C. and affiliated entities.

Very truly yours,
(Name)
(Address)

 EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                        , 2011

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

        This letter is being delivered to you in connection with the offering by Bonanza Creek Energy, Inc., (the "Company") of                         shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company and the lock-up letter dated                         , 2011 (the "Lock-up Letter"), executed by you in connection with such offering, and your request for a waiver dated                         , 2011, with respect to                        shares of Common Stock (the "Shares").

        Morgan Stanley & Co. LLC hereby agrees to waive the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                         , 2011; provided, however, that such waiver is conditioned on the Company announcing the impending waiver by press release through a major news service at least two business days before effectiveness of such waiver. This letter will serve as notice to the Company of the impending waiver release.

        Except as expressly waived hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,
Morgan Stanley & Co. LLC Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto
By:	Name: Title:

cc: Company

B-1

 FORM OF PRESS RELEASE

Bonanza Creek Energy, Inc.
[Date]

Bonanza Creek Energy, Inc. (the "Company") announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company's recent public sale of                        shares of common stock, is waiving a lock-up restriction with respect to                        shares of the Company's common stock held by [certain officers or directors] [an officer or director] of the Company. The waiver will take effect on                         , 2011, and such shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2

QuickLinks

  Exhibit 1.1
Shares
BONANZA CREEK ENERGY, INC. COMMON STOCK ($0.001 PAR VALUE) UNDERWRITING AGREEMENT
  SCHEDULE I-A
  SCHEDULE I-B
  SCHEDULE II
  SCHEDULE III
Time of Sale Prospectus
  EXHIBIT A
FORM OF LOCK-UP LETTER
  EXHIBIT B
FORM OF WAIVER OF LOCK-UP
FORM OF PRESS RELEASE